Exhibit 99.1

SAN FRANCISCO, CA, October 21, 2009 – Visa Inc. (NYSE: V) announced today that John Partridge has been named President of the company. Partridge’s transition from his former position as Chief Operating Officer is effective immediately. He will continue to report to Joseph W. Saunders, Chairman and CEO of Visa Inc., and will oversee all client, marketing and product functions globally, enabling Visa to more effectively and efficiently allocate resources among markets to enhance its service to clients and speed Visa’s growth.

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About Visa

Visa Inc. operates the world’s largest retail electronic payments network providing processing services and payment product platforms. This includes consumer credit, debit, prepaid and commercial payments, which are offered under the Visa, Visa Electron, Interlink and PLUS brands. Visa enjoys unsurpassed acceptance around the world, and Visa/PLUS is one of the world’s largest global ATM networks, offering cash access in local currency in more than 200 countries and territories. For more information, visit www.corporate.visa.com.

Contacts:

Will Valentine, Media Relations

Visa Inc.

Tel: +1 415 932 2166

E-mail: globalmedia@visa.com